SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 19, 2003


                       HEALTHCARE NETWORK SOLUTIONS, INC.
                       ----------------------------------
             (Exact name of registrant as specified in its charter)


     Delaware                        1-16703                     58-2618895
-----------------                ----------------            -------------------
(State or other                  (Commission File              (IRS Employer
jurisdiction                         Number)                 Identification No.)
or incorporation)



                   8383 Dunwoody Place, Atlanta, Georgia 30350
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code   (770) 650-6508
                                                     --------------

                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.


ITEM 2.  ACQUISITION AND DISPOSITION OF ASSETS.

         As previously reported, in December 2002, Healthcare Network Solutions, Inc. ("HNS" or the "Company") entered into an Agreement and Plan of Reorganization and Stock Purchase Agreement with Nova Biogenetics, Inc. ("Nova"), Timothy C. Moses and the Shareholders of Nova. In addition, Sharon Allred, the principal executive officer and a principal shareholder of the Company, was also a party to that Agreement. As reported, on March 7, 2003, Ms. Allred along with another director of the Company, Sondra McGinnis, resigned in all capacities with HNS leaving Dr. Kevin Smith as the sole director of HNS. Confronted with the recognition that HNS would not be in a position to effectively conduct ongoing operations associated with the provision of non-medical services to physicians, the Company entered into a revised Agreement with the same parties, except that Ms. Allred was not a party to the Agreement. Under the revised Agreement, HNS agreed to issue 31,253,904 of its common shares in exchange for all of the shares of Nova. In addition, Sharon Allred was assigned the right to collect certain receivables of HNS, and agreed to return to the capital of HNS 1,500,000 common shares. In addition, Dr. Kevin Smith and Timothy Moses each agreed to contribute back to the capital of HNS 900,000 common shares of HNS.

         The Agreement closed on March 19, 2003. The parties have five business days for completion of normal closing procedures relevant to the issuance of the stock and return or exchange of common shares of HNS and Nova. The number of common shares of HNS issued to the shareholders of Nova was based on arms length negotiations between remaining management of HNS and management of Nova.

ABOUT NOVA BIOGENETICS

         Nova Biogenetics is engaged in the discovery, development, and commercialization of new therapeutic agents that treat life-threatening infectious diseases in accordance with the terms and conditions of a Joint Venture Agreement with BioShield Technologies, Inc., a beneficial shareholder and affiliate of Nova. BioShield subsequently changed its name to International Biochemical, Inc. ("IBC"). Nova's pipeline is based on patented technology used as a broad base for applications with existing antibiotic compounds. Attaching the patented technology with antibiotic compounds are intended to facilitate potential disruption of bacterial agents.

         In particular, Nova's mission is to provide solutions to the therapeutic dilemma of bacterial resistance to antibiotics on the present worldwide marketplace. The solution will use the application of its proprietary technology to the development of a suite of new antibiotics and antibiotic derivatives products. Nova's antibiotic product suite will fall under "Antibiotic Resistance Technology," otherwise referred to as "ART". In addition, Nova's products have potential using IBC's existing patented antimicrobials for use against targeted organisms creating its own unique brand of antibiotic product formulations.

         Nova, a development stage company, was formed under the laws of the State of Delaware in February, 2002. Its principal executive offices are located at 3353 Peachtree Road, Suite 942A, Atlanta, Georgia 30326. Nova Biogenetics currently has 4 employees including its management and will have 60+ sales representatives by end of March 2003. Effective April 1st Nova will occupy HNS's corporate offices.

MATERIAL TERMS OF THE JOINT VENTURE AGREEMENT AND EXCLUSIVE LICENSE AGREEMENT WITH INTERNATIONAL BIOCHEMICAL.

         On July 5, 2002, Nova Biogenetics entered into a Joint Venture Agreement with IBC. Mr. Tim Moses is the president and a member of the board of directors of both Nova Biogenetics and IBC. Under the terms of this agreement, IBC assigned and transferred all of its rights, title and interest in all patent ownership, EPA registration rights and ownership to Nova. Thereafter on February 27, 2003, Nova assigned jointly to itself and IBC such patents and related interests. A primary purpose of the joint venture is for the parties to share the costs of applicable facilities and research and development. As consideration for the assignment of these assets, Nova.

         o issued IBC 500,000 shares of its common stock which was subsequently exchanged for 4,410,000 common shares of HNS.

         o agreed to pay IBC an amount equal to $500,000, up to a maximum of $1,000,000 depending on the proceeds Nova receives in a private offering. The minimum payment is due on June 30, 2003.

         o agreed to pay IBC 5% of all gross sales of products sold by Nova using technology jointly owned by Nova and IBC.

         The joint venture is to be managed by both companies, with IBC having been granted the right to appoint one member to Nova's board of directors. IBC and Nova are affiliates, and IBC is an affiliate of HNS. At the closing of the Joint Venture Agreement, IBC delivered the documents necessary to transfer the ownership of all the patents, patent applications and EPA registrations to Nova, as described above.

         Contemporaneously with the Joint Venture Agreement, Nova and IBC also entered into an Exclusive License Agreement wherein IBC was granted an exclusive license throughout the world to manufacture and sell the products assigned to Nova. This Exclusive License Agreement can be terminated with 60 days notice.

         On January 27, 2003 Nova sold and assigned to IBC and Nova as joint assignees, Nova's right, title and interest to the above patents, as well as to applications therefrom and related rights.

PRODUCT DIFFERENTIATION/COMPETITIVE ADVANTAGE

         The broad line of specialized antibiotic products owned by Nova has the potential of disrupting the cell membrane, thus killing the targeted organisms. Presently, generic antibiotic formulations act in their classic design by diffusing the targeted organism/cells and providing the optimal environment for cellular activity to take over and combat the infection. Nova's compounds have potential to actually kill the targeted organism, significantly enhancing existing generic antibiotic medications.

         In addition, Nova's management believes that it possesses the competitive advantage of providing a product platform that can create longevity in the drugs that it produces by delivering antibiotics that are less susceptible to adaptation or mutation. Finally, the "ART" platform is based upon existing technology that Nova's joint venture partner, IBC, has already received patents and EPA approvals for industrial applications. These patents were transferred to Nova as part of the Joint Venture Agreement and reassigned jointly to IBC and Nova. Much has been learned about the "ART" platform adding to the volume of microbiologic information available, thus shortening the timeline for development and minimizing the research associated with creating a viable core platform to work from.

PRODUCT RESEARCH AND DEVELOPMENT PIPELINE

         Nova views bacterial resistance as a major hurdle in effective therapeutic interventions for a significant number of infectious disease processes. This is ever apparent in the clinical practice, where physicians and other healthcare providers are constantly exposed to a number of new antibiotics being offered by pharmaceutical manufacturers, while at the same time, familiar antibiotic therapies have their uses limited. In both cases, bacterial resistance and the broad spectrum of use are identified as the reasons for the introduction of the new and improved products.

         Currently, Nova is taking steps to file patents to secure the intellectual property of the compounds and effective molecules that Nova will utilize in its pipeline. To date, current research and existing regulatory approvals have been secured by Nova pursuant to the Joint Venture Agreement with IBC. This data will be used as part of the foundation for existing and future development of its unique line of antibiotic products.

         Nova's product pipeline is being developed along two specific research tracks. The first and most practical track is to develop and enhance existing antibiotics presently in the generic marketplace and would include, but is not limited to:

         o        Tetracyclines
         o        Penicillans
         o        Erythromycins
         o        Cephalosporins

         The second track involves Nova's researching the development of a new antibiotic based upon its core technology. Nova believes its current patent base and existing EPA registrations will serve as a platform for new antibiotic agent formulations that can be administered directly to the patient. However, considerable testing and phased trials will be required in order to acquire FDA approvals.

THE MARKET FOR ANTIBACTERIAL PRODUCTS

         The worldwide sales of prescription antibiotics exceed $23 billion (Biotechnology Industry Association). Antibiotics represent the second largest therapeutic category in terms of pharmaceutical sales. While there are more than 100 different antibiotics from more than 30 different classes approved for use in humans, a select few antibiotics and classes garner the majority of use. Most of the leading products are broad spectrum, with only a few reserved for targeted or restricted use. While the overall market continues to grow at a rate of 6.5% annually, as antibiotics are increasingly used in combination to combat resistant bacteria, a few new classes of antibiotics have been introduced during the past twenty years.

EXPLANATION OF ANTIBIOTIC RESISTANCE

         Disease-causing microbes that have become resistant to drug therapy are an increasing public health problem. Tuberculosis, gonorrhea, malaria, and childhood ear infections are just a few of the diseases that have become hard to treat with antibiotic drugs. Part of the problem is that bacteria and other microorganisms that cause infections are remarkably resilient and can develop ways to survive drugs meant to kill or weaken them. This antibiotic resistance, also known as antimicrobial resistance or drug resistance, is due largely to the increasing use of antibiotics. Other facts:

         o Though food-producing animals are given antibiotic drugs for important therapeutic, disease prevention or production reasons, these drugs have the downside of potentially causing microbes to become resistant to drugs used to treat human illness, ultimately making some human sicknesses harder to treat.

         o About 70% of bacteria that cause infections in hospitals are resistant to at least one of the drugs most commonly used to treat infections.

         o Some organisms are resistant to all approved antibiotics and must be treated with experimental and potentially toxic drugs.

         o Some research has shown that antibiotics are given to patients more often than guidelines set by federal and other healthcare organizations recommend. For example, patients sometimes ask their doctors for antibiotics for a cold, cough, or the flu, all of which are viral and do not respond to antibiotics. Also, patients who are prescribed antibiotics but do not take the full dosing regimen can contribute to resistance.

         o Unless antibiotic resistance problems are detected as they emerge, and actions are taken to contain them, the world could be faced with previously treatable diseases that have again become untreatable, as in the days before antibiotics were developed.

COMMERCIAL STRATEGY

         Nova is committed to utilize its best efforts to become a biopharmaceutical company at the forefront of the therapeutic developments focused on overcoming bacterial resistance to antibiotics. Nova, from its joint venture partner IBC, has received ownership of patents for its core technology products, and will continue to submit patents as more products are developed in their pipeline.

         Nova's commercial strategy is to partner with established pharmaceutical companies in the major antibacterial markets while retaining rights to antibiotics based upon their core technology that the company will seek to develop and commercialize independently.

PRODUCT CANDIDATE PORTFOLIO

         Nova's broad drug development pipeline includes antibiotic agents to specifically target infectious diseases of a bacterial origin. Its proprietary "ART" formulas will focus on developing new drugs and treatments to fight against:

         o         Staph infections        o         Bacteria
         o         Anthrax                 o         Pneumonia

         Among the broad product categories that Nova is currently conducting research and developing its patents upon are some of the more common pharmaceutical compounds in the $23 billion annual pharmaceutical industry:

         o         Antibiotics             o         Penicillans
         o         Tetracyclines           o         Macrolides

RESEARCH AND DEVELOPMENT PROGRAM

         Nova's research and development of its "ART" suite of products commenced in January 2002. While its joint venture partner IBC has secured several patents, it has evidence from its studies and research accumulated and associated with several registrations for the commercial industrial applications of its products,that suggest a sound basis for further product applications. Nova has embarked upon a new development program for new antibiotic products and intends to file several new patent applications and continue its efforts to completing exhaustive testing as outlined for regulatory approval.

         Unlike other antibiotics, Nova's "ART" has demonstrated it can block microbial adaptation, resistance, mutation, diffusion, or migration, based on bench research. This is significantly different from most commercialized pharmaceutical compounds and provides a strong platform by which Nova can continue to develop applications for its technologies. The "ART" platform posses the potential to target bacteria and other various molecules. In particular, Nova's research suggest that it is most effective against single-celled organisms and acts by rupturing the cell membrane and killing the targeted organism, instead of diffusing or dissipating it. In contrast, typical antibiotics, and the new breed of quinolones are designed to diffuse and be absorbed into the cell and act on organisms to lower the resistance to cellular action. However, as they diffuse, they lose strength and adaptation can and usually does occur, causing new strains or mutations of the infective bacterial agent. Nova's "ART" produce line are designed to bond to existing antibiotic compounds that significantly enhances their effectiveness, durability and strength against a targeted organism. In addition, Nova's "ART" products are currently being researched as a potential new line of antibiotics without being attached to existing generic antibiotic compounds.

THE ANTIBIOTIC RESISTANCE TECHNOLOGY "ART" PROGRAM

         The "ART" program has been outlined using common generic antibiotics, such as Tetracycline. Here we will use Tetracycline as an example.

         Tetracylines are still among the most commonly used anti-infective agents to combat bacteria infections. However, their efficacy against the broad spectrum of microbial agents for which they were initially designed and used has been sharply curtailed because of the emergence of bacterial resistance. Given the familiarity and strong history of use by physicians of tetracyclines in clinical practice, the market for the tetracyclines replacement with new derivatives and potentially more effective tetracyclines is very large.

         Nova's first approach to product development is to attach compounds that are effective against the two mechanisms for tetracycline resistance:

         o        active efflux of the drug from bacterial cells, and

         o protection of the bacterial ribosomes from the inhibitory action of tetracycline.

         Nova is developing proprietary non-resistant and non-mutating compounds which, when combined with a standard tetracycline, allow the tetracycline derivative to exert its antibiotic effect by overcoming and inhibiting both resistance mechanisms.

         A second approach in product development is to take the new tetracycline derivatives alone and define their antibiotic properties. Some of these tetracycline derivatives may be bactericidal (kill bacteria) while classic tetracyclines are bacteriostatic (stop growth of bacteria). In exploratory animal studies, Nova's patented compounds appear to be very well tolerated, with no apparent toxicities or safety concerns. These new tetracyclines derivatives represent vast potential with new pharmaceutical products.

         Unlike new chemicals that are unrelated to existing and time-tested compounds, Nova's new compounds are attached to the well-understood tetracycline compound. Therefore, Nova believes that there is greater likelihood that the tetracycline derivatives will also be safe in humans. The combination of safety and known higher success rate of antibacterials in the clinic, compared to other therapeutic classes, may increase the speed of developing and subsequent acceptance of this new line of drugs.

         The "ART" program is concurrently conducting studies and tests in line with the Penicillin "ART" program and Microlide "ART" program in an effort to produce a unique suite of antibiotic pharmaceutical products.

DRUG CANDIDATES

         Each of Nova's current drug candidates is a small molecule antibiotic compound which is intended to have significant competitive advantages in one or more areas, such as safety, efficacy, resistance profile or convenience of dosing compared to currently approved treatments.

         The following table summarizes key information regarding its pipeline:

                                               Preclinical       Phase 1 Phase 2
Drug                      Research             Trials            Phase 3 Market
----                      --------             ------            --------------

Pneumonia                 Bench testing        Q4:2002           Q1:2003
S. Pneumoniae             research and
                          validation

Pneumonia                 Bench testing        Q4:2002           Q1:2003
H. Influenza              research and
                          validation

Pneumonia                 Bench testing        Q4:2002           Q2:2003
S. Aureus                 research and
                          validation

Dematal infections        Bench testing        Q1:2003           Q3:2003
S. Aureus                 research and
                          validation

Urinary tract             Bench testing        Q1:2003           Q4:2003
infections                research and
e. coli                   validations

PATENTS

         Nova's policy is to pursue patents and other endeavors to protect its technology, inventions and improvements that are commercially important to the development of our business. It also relies on trade secrets that may be important to the development of its business.

         Its antibiotic patent portfolio currently consists of four jointly owned U.S. granted patents and four pending U.S. patent applications as well as two foreign patents issued and 25 foreign patents pending. All of these existing and pending patent applications were acquired jointly in the joint venture with IBC in accordance with the Joint Venture Agreement. These patents will expire from 2018 to 2021. Currently, its existing patents cover 473 different compounds. New patent applications, if and when awarded, typically have a 20 year effective term. Accordingly,

Nova will file patent claims directed to the compounds themselves, in addition to attempting to obtain patent claims directed to the method of treatment of infectious diseases with these drugs.

NEW MANAGEMENT

         Timothy C. Moses. Mr. Moses, who became a director of HNS at the time of the acquisition has served as Chairman of the Board and CEO of Nova since its inception in February 2002. Mr. Moses is also the founder, a member of the board of directors, and Chairman, president, and Chief Executive Officer of IBC (OTCBB: BSTI). He has developed knowledge in the chemical and chemical siloxane industry and business since leaving his former employer, Dow Corning Corporation in 1986, where he acted as liaison between management and technical sales in the role of new program planning and launches. As president of his former company, DCI, Inc. a silicone and siloxane based technology Company, Mr. Moses was instrumental in seeking and raising investment capital as well as serving as Director of Marketing and Sales to clients on a direct basis. Mr. Moses co-developed a new antimicrobial silicone based coating system for textile applications and coordinated sales from the (EEC) European Economic Community countries to the United States. Mr. Moses is also a co-inventor of Four inventions for which patent applications have been filed by IBC on its core antimicrobial technologies. Mr. Moses is a graduate of a division of Georgia Institute of Technology where he received his B.S. degree in 1980.

         On February 6, 2003, the U.S. Securities and Exchange Commission ("SEC") temporarily halted trading in the common stock of IBC. This halt was due to what the SEC contended to be false and misleading press releases issued by IBC between January 29, 2003 and February 3, 2003, which the SEC alleged to have led to increased trading volumes and an increase in IBC's stock price. On the same day the SEC filed suit against IBC and Timothy C. Moses, as IBC's chief executive officer, alleging that they violated certain federal securities laws in releasing the press release. On February 21, 2003 IBC and Mr. Moses settled the lawsuit. As part of the settlement, IBC and Mr. Moses consented to the entry of certain Court orders without admitting or denying the allegations contained in the Commission's complaint. That permanently enjoined IBC and Mr. Moses from violating the antifraud provisions of the federal securities laws and directed Mr. Moses to disgorge profits gained as a result of the alleged conduct. The issue of civil penalties is to be resolved at a later date. IBC and Mr. Moses consented to the entry of the orders.

SCIENTIFIC ADVISORS

         Nova has established a scientific advisory board from which it can seek advice. Its scientific advisory board will address:

         * research and development programs;

         * the design and implementation of Nova Biogenetics' clinical programs;

         * its patent and publication strategies;

         * market opportunities from a clinical perspective;

         * new technologies relevant to Nova Biogenetics' research and development programs; and

         * specific scientific and technical issues relevant to its business.

         Its scientific advisory board currently has one member, Dr. Cecil Smith

         Dr. Cecil Smith, PhD. Dr. Smith has an extensive background in biohazard science, microbiology and lab research. In 1983 he received his Doctorate of Public Health - Biohazard Science and Laboratory Practice from the University of North Carolina, received his Master of Public Health in 1980, and received his Master of Science, Microbiology in 1977 from North Dakota State University. Dr. Smith is an esteemed professional having several accreditations and has achieved many accomplishments as outlined below:

         * Master of Science, Microbiology, North Dakota State University

         * Post-doctoral fellowship in infectious diseases, St. Jude Children's Research Hospital

         * Farleigh S. Dickinson Fellow, recombinant DNA risk assessment studies, National Institutes of Health

         * Assistant Vice President, Environmental Health and Safety, The Ohio State University

         * The Ohio State University Distinguished Staff Award

         * The Ohio State University Business and Administration Pioneer Award

         * Adjunct Professor, School of Public Health, Division of Environmental Sciences, The Ohio State University

         * Member American Biological Safety Association Publications Committee

         * Member Ohio Public Employees Risk Reduction Advisory Committee

         * Public Health Laboratories Director, The Tennessee Department of Health and Environment

         * 20 years plus experience in public health, infectious diseases, risk analysis, biohazard control, occupational health and safety and environmental compliance

         * Pioneered the development of state-of-the-art technology for microbial contamination control in a variety of settings including: healthcare facilities, the biotechnology industry and the disaster restoration/indoor environment arena

         * National/International consulting experience

         * Member of The American Public Health Association and The American Biological Safety Association

         * Member of the OSHA Advisory and Implementation Committees

         * Published in peer-reviewed professional journals

         * Presented numerous technical papers to professional associations

PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information regarding the ownership of our common stock as of the completion of the acquisition of Nova for each person known by us to own beneficially 5% or more of the outstanding common shares of HNS. Beneficial ownership is described in the accompanying disclosure. At the present time, no new executive slate of officers has been selected.

                                    NUMBER OF SHARES           PERCENTAGE
NAME OF BENEFICIAL OWNER            BENEFICIALLY OWNED         OF TOTAL SHARES
------------------------            ------------------         ---------------
Dr. Kevin Smith                            900,000                  1.8%
Timothy C. Moses                           900,000                  1.8%
Atlanta Capital Fund                    22,304,904                 44.6%
International Biochemical                8,845,000                 17.7%

The percentages are based on 50,000,000 common shares outstanding as of the closing of the acquisition. Mr. Moses is also a managing financial director of Atlantic Capital Fund, which is wholly owned by M5 Trust Fund, which in turn, is solely for the benefit of Mr. Moses' children and of which Dr. Smith is the Trustee. Mr. Moses' has authority on the behalf of IBC, by board resolution, to vote common shares owned by IBC, of which he is President. An affiliate of Mr. Moses owns approximately 5% of the common shares of IBC.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) Financial Statements of Business to be Acquired. The financial statements of the business acquired shall be filed by amendment within the appropriate time period after the date a report on Form 8-K must be filed.

         (b) Pro Forma Financial Information. The pro forma financial information shall be filed by amendment in accordance within the time period after a report on Form 8-K must be filed.

         (c) Exhibits.

                  2.1a Agreement and Plan of Reorganization and Stock Purchase Agreement dated March 19, 2003.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HEALTHCARE NETWORK SOLUTIONS, INC.


                                       By:    /s/ Dr. Kevin Smith
                                              -------------------

                                       Name:  Dr. Kevin Smith,

                                       Title: Director


Dated:  March 20, 2003